Exhibit 10.23

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Amendment”) is made and entered into as of March 18, 2024, by and between Fabric 2676 State Street, LLC, a California limited liability company (“Lessor”), and TYRA Biosciences, Inc., a Delaware corporation (“Lessee”).

RECITALS

A. Lessor and Lessee are parties to that certain AIR Standard Industrial/Commercial Multi-Tenant Lease – Net and Addendum dated as of March 2, 2022, First Amendment to Lease dated as of May 16, 2022 and the Second Amendment to Lease dated December 13, 2022 (the “Original Lease”), whereby Lessee leases from Lessor certain commercial premises consisting of approximately 8,331 square feet (as adjusted herein) and commonly known as 2676 State Street, Carlsbad, California 92008 (the “Premises”) in that certain Building (the “Building”), as more particularly described in the Original Lease.

B. Lessor and Lessee desire to amend the Original Lease on the terms and conditions set forth in this Amendment. All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Original Lease. The Original Lease, as amended by this Amendment, shall herein be referred to as the “Lease.” All references in the Lease to the “Lease” shall refer to the Original Lease, as amended by this Amendment.

AGREEMENT

NOW, THEREFORE, incorporating the foregoing recitals, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Commencement Date. Pursuant to Addendum Paragraph 51 of the Original Lease, Lessor has delivered to Lessee actual possession of the Premises and the Commencement Date is November 11, 2023.

2. Rent Abatement. Pursuant to Addendum Paragraph 51 of the Original Lease, Base Rent shall be abated until March 22, 2024.

3. Expiration Date. Pursuant to Addendum Paragraph 52 of the Original Lease, and for purposes of Section 1.3 of the Original Lease, the Expiration Date is November 30, 2033, and the Original Term shall expire on the Expiration Date.

4. Premises. Pursuant to Paragraph 1.2(a) of the Original Lease, with the addition of Building 3 and the generator enclosure, Premises square footage is increased to 8,331 square feet (in the aggregate).

5. Base Rent and Common. Pursuant to Paragraphs 1.5 and 89 of the Original Lease, based on the increase of the Premises to 8,331 square feet, Base Rent for the Original Term is as follows:

November 11, 2023 – October 30, 2024: $44,570.85 per month.

November 1, 2024 – October 30, 2025: $45,907.98 per month.

November 1, 2025 – October 30, 2026: $47,285.22 per month.

November 1, 2026 – October 30, 2027: $48,703.78 per month.

November 1, 2027 – October 30, 2028: $50,164.89 per month.

November 1, 2028 – October 30, 2029: $51,669.84 per month.

November 1, 2029 – October 30, 2030: $53,219.94 per month.

November 1, 2030 – October 30, 2031: $54,816.53 per month.

November 1, 2031 – October 30, 2032: $56,461.03 per month.

November 1, 2032 – November 30, 2033: $58,154.86 per month.

6. Lessee’s Share of Common Area Operating Expenses. Pursuant to Paragraph 1.6 of the Original Lease, based on the increase of the Premises to 8,331 square feet, Lessee’s Share is eighty-nine and 87/100ths percent (89.87%) with initial estimated Common Area Operating Expenses of $.63 per square foot, pursuant to the revised budget set forth on the attached Exhibit A, for an initial total of $5,250.41 per month, with payments commencing on the Commencement Date.

7. Authority. Lessee, and the individual executing this Amendment on behalf of Lessee, represent and warrant to Lessor that Lessee has full power and authority to enter into this Amendment and the person signing on behalf of Lessee has been fully authorized to do so by all necessary action on the part of Lessee. Lessor, and the individual executing this Amendment on behalf of Lessor, represent and warrant to Lessee that Lessor has full power and authority to enter into this Amendment and the person signing on behalf of Lessor has been fully authorized to do so by all necessary action on the part of Lessor.

8. Counterparts; Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement. Facsimile signatures or PDF format signatures on this Amendment shall have the same force and effect as original ink signatures.

9. Original Lease in Full Force. Except for those provisions which are inconsistent with this Amendment and those terms, covenants, and conditions for which performance has heretofore been completed, all other terms, covenants, and conditions of the Original Lease shall remain in full force and effect, and Lessor and Lessee hereby ratify the Original Lease as amended hereby.

10. Confidentiality. Other than as may be required by applicable laws, neither Lessor nor Lessee shall disclose any part of this Amendment to anyone other than its attorneys, agents, managers, lenders, investors, affiliates, accountants or employees who are required to know the contents of this Amendment in order to perform their specific duties, provided that such parties are bound by obligations to keep this Amendment (and the terms and conditions of this Amendment) confidential, and Lessor and Lessee (as applicable) shall be responsible for any disclosure by such parties. The provisions of this Section 10 shall survive any expiration or termination of the Lease.

11. Severability; Entire Agreement. Any provision of this Amendment which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and, other than the Original Lease, no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

LESSOR:

FABRIC 2676 STATE STREET, LLC,

a California limited liability company

By: /s/ Brendan Foote

Name: Brendan Foote

Title: Managing Member

LESSEE:

TYRA BIOSCIENCES, INC.,

a Delaware corporation

By: /s/ Todd Harris

Name: Todd Harris

Title: CEO

Exhibit A

Common Area Operating Expenses